Exhibit 107
Calculation of Filing Fee Tables
S-8
MetaVia Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	94,236	$ 1.2747	$ 120,122.63	0.0001381	$ 16.59
Total Offering Amounts:						$ 120,122.63		$ 16.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16.59
Offering Note
[1]	1a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock"), that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of MetaVia Inc. (the "Registrant") Common Stock. 1b. Represents additional shares of Common Stock to be registered and available for grant under the Registrant's Amended and Restated 2022 Equity Incentive Plan (the "2022 Incentive Plan") resulting from the annual automatic increase in shares available for issuance under the 2022 Incentive Plan pursuant to the provision of the 2022 Incentive Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2022 Incentive Plan. 1c. Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on March 27, 2026, which date is within five business days prior to the filing of this Registration Statement. 1d. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources